Exhibit 99.1

Cause No. D-I-GN-06-002366

THE TEXAS DEPARTMENT OF INSURANCE	§ §	IN THE DISTRICT COURT OF
Plaintiff	§
v.	§ § §

VESTA FIRE INSURANCE

CORPORATION, VESTA INSURANCE

CORPORATION, SHELBY CASUALTY

INSURANCE COMPANY, THE SHELBY

INSURANCE COMPANY, TEXAS SELECT

LLOYDS INSURANCE COMPANY AND

SELECT INSURANCE SERVICES, INC.

	§ § § § § § §	TRAVIS COUNTY, TEXAS
Defendants	§	126th JUDICIAL DISTRICT

APPLICATION FOR ORDER OF LIQUIDATION

AND REQUEST FOR EXPEDITED HEARING

TO THE HONORABLE JUDGE OF SAID COURT:

NOW COMES the Commissioner of Insurance for the State of Texas, in his capacity as Rehabilitator of Vesta Fire Insurance Corporation, Vesta Insurance Corporation, Shelby Casualty Insurance Company, The Shelby Insurance Company, Texas Select Lloyds Insurance Company and Select Insurance Services, Inc. (the “Rehabilitator”), and files this Application for Order of Liquidation and Request for Expedited Hearing, and would respectfully show the Court the following:

I. AUTHORITY

1.1 The Rehabilitator is authorized to file this application under TEX. INS. CODE §21A.104(a).

1.2 This hearing on this matter has been referred to the Special Master appointed herein in accordance with the Order of Reference to Master entered on June 28, 2006.

II. BACKGROUND

2.1 Vesta Insurance Group (“VIG”) is a holding company, and the owner of Vesta Fire Insurance Corporation (“Vesta Fire”). Vesta Fire wholly owns or controls six insurance subsidiaries domiciled in three states. Texas Select Lloyds Insurance Company (“Texas Select”), Vesta Insurance Corporation (“Vesta Insurance”), Shelby Casualty Company (“Shelby Casualty”) and The Shelby Insurance Company (“Shelby Insurance”) are domiciled in Texas (collectively, the “Texas Subsidiaries”). The other insurance subsidiaries are Hawaiian Insurance & Guaranty Co., Ltd. (“HIG”), which is domiciled in Hawaii, and Florida Select Insurance Company (“Florida Select”), which is domiciled in Florida. Select Insurance Services, Inc. (“SIS”) is the attorney in fact for Texas Select.

2.2 Prior to receivership, A.M. Best downgraded the rating of VIG’s insurance subsidiaries to C++ (Vulnerable). As independent agents typically do not do business with insurers rated lower than B, and most lenders for residential property require insurance from a carrier that is at least B rated, VIG’s insurance subsidiaries experienced significant declines in applications and renewals after the downgrade in the rating. Further, an audit of VIG found that it had experienced accounting irregularities, including understating liabilities and overstating surplus, and a number of material weaknesses concerning internal controls, causing funds to be commingled and improperly allocated among affiliates.

2.3 In its 2004 10 K Statement filed with the Security and Exchange Commission on May 25, 2006, VIG acknowledged that its insurance subsidiaries’ business could be expected to deteriorate if VIG was unable to improve its financial condition, or if it was unable to enter into a transaction to recapitalize the companies. As VIG determined that the financial condition of its insurance subsidiaries would continue to weaken without an infusion of additional capital, it sought to sell the subsidiaries. VIG entertained offers to purchase Texas Select, Vesta Insurance, Shelby Insurance, HIG, and Florida Select, but was unable to negotiate an agreement. VIG informed the Texas Department of Insurance that it could not agree to a sale without first obtaining approval of its shareholders and bondholders. VIG anticipated that this would substantially delay any sale, and that approval was not a certainty. Given the declining fortunes of the insurance subsidiaries, this was not a realistic option.

2.4 On June 26, 2006, this Court entered its Agreed Order Appointing Rehabilitator and Permanent Injunction (the “Rehabilitation Order”), placing Defendants into rehabilitation and appointing the Commissioner of Insurance as Rehabilitator of Defendants under TEX. INS. CODE §21A.101 et seq. Among the grounds for the proceeding was that the Texas insurers were in hazardous financial condition under TEX. INS. CODE art. 1.32 and 28 TEX. ADMIN. CODE § 8.3. HIG and Florida Select were subsequently placed in to rehabilitation in Hawaii and Florida, respectively.

2.5 The Rehabilitator made a diligent effort to sell some of the Texas Subsidiaries. The Rehabilitator entered into a letter of intent with a potential buyer to acquire control of Texas Select, Vesta Insurance and Shelby Insurance. The proposed sale would have provided for continued coverage for approximately 181,000 policyholders, and ensured the necessary capitalization for these companies to remain in business. Unfortunately, the proposed sale could not be effectuated because critical conditions of the sale could not be met. It was necessary for Vesta Fire to commute the reinsurance agreements with Texas Select, Vesta Insurance and Shelby Insurance, and such subsidiaries were required to obtain external reinsurance. The companies did not have sufficient liquid assets to fulfill these prerequisites.

III. RELIEF REQUESTED

3.1 Pursuant to TEX. INS. CODE §21A.104(a), if the Rehabilitator believes that further attempts to rehabilitate an insurer would be futile, or would substantially increase the risk of loss to creditors, policyholders, or the public, the Rehabilitator may move for an order of liquidation.

3.2 Vesta Fire, Texas Select, Vesta Insurance, Shelby Casualty and Shelby Insurance cannot continue as ongoing insurers. The companies lack sufficient liquid assets to obtain external reinsurance, leaving them exposed to catastrophic risk. Further, A.M. Best has downgraded the companies to an E-rating, making it virtually impossible to write new insurance. Finally, a number of states are suspending the companies’ licenses to do business. In accordance with the authority granted in the Rehabilitation Order under TEX. INS. CODE §21A.102(b), the Rehabilitator is proceeding to cancel all insurance policies issued by Vesta Fire, Texas Select, Vesta Insurance, Shelby Casualty and Shelby Insurance effective August 23, 2006.

3.3 The Rehabilitator has also determined that a run-off of all of the companies’ liabilities cannot be achieved due the lack of liquid assets. Because the Texas insurers were jointly administered and financially interdependent to a high degree, it is necessary to administer them in a single proceeding. As these companies will not be able to pay all policy claims as they become due, continuing rehabilitation efforts would substantially increase the risk of loss to policyholders and claimants. A liquidation order is required so that claims may be paid by state guaranty associations.

V. NOTICE

5.1 TEX. INS. CODE § 21A.007(d) provides that the Rehabilitator shall provide notice of an application to all persons on the service list, and any other parties as determined by the Rehabilitator. The Rehabilitator has determined that notice should be provided to VIG, the insurance regulators where the insurance subsidiaries did business, and the property and casualty insurance guaranty associations that may become liable for claims upon the entry of a liquidation order. Notice of this application will be provided by electronic mail, where possible, as permitted by TEX. INS. CODE § 21A.007(d) and the Rehabilitation Order. Pursuant to TEX. INS. CODE § 21A.007(d). inclusion on the service list does not confer standing on any party.

VI. REQUEST FOR EXPEDITED HEARING

6.1 Pursuant to TEX. INS. CODE § 21A.007(e), the Rehabilitation Order permits the Rehabilitator to provide notice of any application in the time periods prescribed in Rule 21(a) of the Texas Rules of Civil Procedure if he determines that an expedited hearing is necessary. The Order of Reference to Master provides that notice of an application regarding a matter referred to the Master shall be provided at least 14 calendar days before the hearing date, unless an expedited hearing is requested. Due to the imminent risk to policyholders, the Rehabilitator requests that the Special Master consider this application on an expedited basis at 11:30 p.m. on July 24, 2006.

WHEREFORE, PREMISES CONSIDERED, the Rehabilitator prays that the Court grant the Application, and grant such other and further relief to which the Rehabilitator may be entitled.

Respectfully submitted,

/s/ James Kennedy
James Kennedy
State Bar No. 11294550 Attorney for the Rehabilitator P.O. Box 149104 MC 110-1A Austin, Texas 78714-9104 Phone: (512) 305-8164 Fax: (512) 475-1843

NOTICE OF HEARING

Pursuant to the terms of the Order of Reference to Master entered by the District Court in this cause, the Application for Order of Liquidation is hereby set for oral hearing before the Special Master, Tom Collins, at 11:30 a.m. on July 24, 2006, at 333 Guadalupe, Hearing Room 101, Austin, Texas. In accordance with the Order of Reference and the procedures established by the Master under Rule 171 of the Texas Rules of Civil Procedure, any interested party objecting to the Application must observe the following rules:

1.	Any objection must be filed with the Travis County District Clerk three days prior to the hearing date.

2.	A copy of any objection shall be served on:

(a)	The Special Master’s Docket Clerk, Ms. Jean Sustaita, Texas Department of Insurance, 333 Guadalupe, Hobby Tower III, Room 550, Austin, Texas (by hand delivery); or, MC 305-1D, P.O. Box 149104, Austin, Texas 78714-9104 (by mail).

(b)	Counsel for any parties that have filed an appearance in this cause.

3.	The written objection must specifically list all reasons for the objection with supporting references to and discussion of statutory and case authorities. Reasons not stated in writing will not be considered orally.

4.	Failure to file timely a written objection before the Special Master constitutes a waiver of the right to object to the Special Master’s recommendation to the District Court.

/s/ James Kennedy
James Kennedy
Attorney for the Rehabilitator